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                                                                     Exhibit 3.2

                                      THIRD

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                     CHRYSALIS INTERNATIONAL CORPORATION

                            (A DELAWARE CORPORATION)

                            ------------------------



                                     OFFICES

                  1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at Corporation Service
Company, 1013 Centre Road, in the city of Wilmington, County of
New Castle, Delaware, and its resident agent at such address is Corporation Service Company.

                  The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                            MEETINGS OF STOCKHOLDERS

                  2. ANNUAL MEETINGS. An annual meeting of stockholders shall be held at such place either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution at which the stockholders shall elect by a plurality vote the Directors to succeed those whose terms expire at such annual meeting and shall transact such other business as may properly be conducted at such annual meeting.

                  3. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the Chairman of the Board, if one is elected, by the Chief Executive Officer or President, or by the Secretary within ten (10) days after receipt of the written request of a majority of the Directors of the Corporation. Any such request by a majority of the Directors shall be sent to the Chairman of the Board, if one is elected, the President and the Secretary and shall state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, par value $.01 per share ("Preferred Stock"), may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issuance of such stock as filed pursuant to the applicable law of the State of Delaware or pursuant to the Third Amended and Restated Certificate of Incorporation.



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                  4. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  5. QUORUM. Unless otherwise required by law or the Third Amended and Restated Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such quorum shall not be present in person or represented by proxy at any meeting of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

                  6. VOTING. Unless otherwise provided by law or by the Third Amended and Restated Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power which stands in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be case either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Third Amended and Restated Certificate of Incorporation or these By-Laws or unless the Chairman of the Board, if one is elected, the President or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a


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majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted shall be the act of the stockholders, except in the election of Directors or as provided in these By-laws, the Third Amended and Restated Certificate of Incorporation or by law.

                  7. INSPECTORS. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may appoint one or more substitute inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, count and tabulate all votes or ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

                  8. CHAIRMAN OF MEETINGS. The Chairman of the Board of the Corporation, if one is elected, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.

                  9. SECRETARY OF MEETING. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board or the President shall appoint a person to act as Secretary at such meetings.

                 10. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present.

                               BOARD OF DIRECTORS




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                  11. POWERS.  The business and affairs of the Corporation
shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Third Amended and Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                  12. NUMBER AND TERM. The Board of Directors shall consist of three or more members. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors pursuant to the terms and conditions of such Preferred Stock, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Board of Directors. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first elected to Class I shall hold office for a term expiring at the annual meeting of stockholders to be held in 1992; the Directors first elected to Class II shall hold office for a term expiring at the annual meeting of stockholders to be held in 1993; and the Directors first elected to Class III shall hold office for a term expiring at the annual meeting of stockholders to be held in 1994, with the members of each class to hold office until their successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting of stockholders held in the third year following the year of their election and such Directors elected for such three year term will hold office until their successors are elected and qualified.

                  13. RESIGNATIONS. Any director may resign at any time by giving written notice of such resignation to the Chairman of the Board, if one is elected, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  14. REMOVAL. At any annual meeting or special meeting the notice of which indicated that the removal of a director would be considered and voted upon at such meeting, any Director may be removed from office by the stockholders for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                  15. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights, if any, of the holders of any series of Preferred Stock pursuant to the terms and conditions of such Preferred Stock, newly created directorships resulting from any increase in the number of Directors and any vacancies on the



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Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

                  16. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as shall from time to time be determined by the Board of Directors. Notice of regular meetings of the Board of Directors need not be given.

                  17. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one is elected, or the President on one (1) day's written notice to each Director by whom such notice is not waived, given either personally or by telephone, telegram, telex, facsimile or similar medium of communication or five (5) days written notice to each Director by whom such notice is not waived given by mail, and shall be called by the Chairman of the Board, if one is elected, or the President in like manner and on like notice on the written request of one (1) Director. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Delaware as is determined by the Board of Directors or specified in the notice of any such meeting.

                  18. QUORUM, VOTING AND ADJOURNMENT. At all meetings of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by these By-Laws, by the Third Amended and Restated Certificate of Incorporation or by law, the act of a majority of the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

                  19. COMMITTEES. The Board of Directors, by resolution passed by a majority of the Board of Directors, may designate one or more committees, each committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board of Directors may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace


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any absent or disqualified member at any meeting of the committee. In lieu of such action by the Board of Directors, in the absence or disqualification of any member of a committee, the members thereof present at any such meeting of the committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the discretion of the management of the business and affairs of the Corporation. Any committee or committees so designated by the Board of Directors shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

                  20. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Third Amended and Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof consent thereto in writing.

                  21. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

                  22. TELEPHONE MEETING. Unless otherwise restricted by the Third Amended and Restated Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

                  23. RULES. The Board of Directors may adopt rules and regulations that are not inconsistent with law or these By-Laws for the conduct of their meetings and the management of the affairs of the Corporation.



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                                     NOTICES

                  24. GENERALLY. Except as otherwise provided by law, these By-Laws or the Third Amended and Restated Certificate of Incorporation, whenever by law or under the provisions of the Third Amended and Restated Certificate of Incorporation or these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile or similar medium of communication.

                  25. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Third Amended and Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which such notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    OFFICERS

                  26. GENERALLY. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any Director.

                  27. COMPENSATION. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors established pursuant to By-Law 19. The Board of Directors may delegate the power to fix the



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compensation of other officers and agents of the Corporation to an officer of the Corporation.

                  28. SUCCESSION. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

                  29. AUTHORITY AND DUTIES. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices and as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these By-Laws.

                  30. CONTRACTS AND OTHER DOCUMENTS. The President or Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

                  31. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The President or the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power to sign and execute on behalf of the Corporation, to attend and to vote at any meeting of the stockholders or any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

                                      STOCK

                  32. CERTIFICATES OF STOCK. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Each such certificate shall be numbered and its issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder's name and the number of shares and shall be signed by, or in the name of, the Corporation by the Chairman of the Board, if one is elected, or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, and shall also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed. Such certificates may be issued and



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delivered notwithstanding that the person whose facsimile signature appears thereon shall have ceased to be such officer at the time the certificates are issued and delivered.

                  33. CLASSES OF STOCK. The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

                  34. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  35. LOST CERTIFICATES. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

                  36. STOCKHOLDERS OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or



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to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the calendar day on which the Board of Directors adopts the resolution relating thereto.

                  (c) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                  MISCELLANEOUS

                  37. AMENDMENT OF BY-LAWS. Except as otherwise provided by law or by the Third Amended and Restated Certificate of Incorporation, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board of Directors, provided that any amendment or repeal proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous meeting of the Board of Directors and provided further that no amendment adopted by the Board of Directors shall vary or conflict with any amendment adopted by the stockholders.

                  38. SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  39. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each Director, member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the



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Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                  40. TIME PERIODS. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used unless otherwise specified, the day of the doing of the act shall be excluded and the day of the event shall be included.

                  41. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year, or such other twelve consecutive months as the Board of Directors may designate.